UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005 (December 15, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 15, 2005, OMNI Energy Services Corp. (“OMNI”) issued a press release announcing that the Fourth Circuit Court of Appeal for the State of Louisiana has granted OMNI’s writ application for supervisory review and rendered a judgment granting OMNI’s Motion for Partial Summary Judgment seeking a declaratory judgment against Steven T. Stull, a former director, and Advantage Capital Partners, et. al. (“ACP”). OMNI had previously filed suit against Stull and ACP seeking a declaratory judgment confirming OMNI’s right to redeem its shares of Series A and Series B 8% Convertible Preferred Stock under the Company’s Articles of Incorporation, as amended, and other applicable operative documents and agreements.

A copy of the press release announcing the Fourth Circuit Court of Appeal’s judgment is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated December 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: December 20, 2005
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President